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                                   EXHIBIT 21.1

                                                                                                         JURISDICTION OF
SUBSIDIARY                                                  DOING BUSINESS AS                            INCORPORATION
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
Estrella Communications, Inc.                               KVEA/Channel 52                              Delaware
Estrella License Corporation                                                                             Delaware
Harriscope of Chicago, Inc. (1)                                                                          Illinios
New Jersey Television Broadcasting Corporation                                                           New York
SACC Acquisition Corporation                                                                             Delaware
SAT Corporation                                                                                          Delaware
Spanish American Communications Corp.                                                                    Delaware
Telemundo Network, Inc.                                                                                  Delaware
Telemundo News Network, Inc.                                                                             Delaware
Telemundo of Austin, Inc.                                   K11SF/Channel 11                             Delaware
Telemundo of Chicago, Inc.                                                                               Delaware
Telemundo of Colorado Springs, Inc.                         K49CJ/Channel 49                             Delaware
Telemundo of Florida License Corporation                                                                 Delaware
Telemundo of Florida, Inc.                                  WSCV/Channel 51                              Delaware
Telemundo of Galveston-Houston License                                                                   Delaware
   Corporation
Telemundo of Galveston-Houston, Inc.                        KTMD/Channel 48                              Delaware
Telemundo of Mexico, Inc.                                                                                Delaware
Telemundo of Northern California License                                                                 Delaware
    Corporation
Telemundo of Northern California, Inc.                      KSTS/Channel 48                              California
Telemundo of Puerto Rico License Corporation                                                             Delaware
Telemundo of Puerto Rico, Inc.                              WKAQ-TV/Channel 2                            Puerto Rico
Telemundo of San Antonio License Corporation                                                             Delaware
Telemundo of San Antonio, Inc.                              KVDA/Channel 60                              Texas
Telemundo of Santa Fe, Inc.                                 K52BS/Channel 52                             Delaware
Tu Mundo Music, Inc.                                                                                     Delaware
WNJU License Corporation                                                                                 Delaware
WNJU-TV Broadcasting Corporation                            WNJU-TV/Channel 47                           New Jersey
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(1) Acquired on February 26, 1996.